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                                                                   Exhibit 10.24

                    SETTLEMENT AND GENERAL RELEASE AGREEMENT

         This Settlement and General Release Agreement ("this Agreement") is entered into as of the 15th day of March, 2002, by and between Vivian Foo ("Executive") on the one hand, and Simon Worldwide, Inc., its subsidiary Simon Marketing, Inc., and Simon Marketing (Hong Kong) Limited, a subsidiary of Simon Marketing, Inc. (together "Simon" or "the Company"), on the other hand.

         Reference is made to the Employment Agreement (as amended, modified or supplemented) effective June 8, 1997 (the "Employment Agreement") between Executive and Simon Marketing (Hong Kong) Limited, and guaranteed by Simon Worldwide, Inc. and Simon Marketing, Inc.

         Executive and Simon have agreed, and hereby confirm, that it is in their mutual best interest to terminate Executive's employment and execute this Agreement on the terms described below.

         NOW THEREFORE, in consideration of the mutual covenants and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT; RESIGNATION. Upon her execution of this Agreement (the "Effective Date"), Executive's employment shall terminate. Executive shall resign her Board of Directors position and any and all other positions held by her with Simon Marketing (Hong Kong) Limited and its affiliates on execution of this Agreement. Until the Effective Date, Executive shall continue in her current employment, salary/benefits. Executive shall deliver to Simon her resignation letter in the form set out in Schedule A hereto on or before her resignation date.

         2. TERMINATION OF EMPLOYMENT AGREEMENT. Excepting Executive's indemnification rights, on the Effective Date, the Employment Agreement shall be terminated and all rights and obligations under said Agreement shall be deemed mutually cancelled, waived, released and terminated. On and after the Effective Date, Simon and Executive shall have (i) no further employment relationship, and
(ii) no further contractual relationship except as may arise out of this Agreement, or as may be created by future agreements in writing. Executive waives any right or claim to reinstatement as an employee, officer or Board Member of Simon after the Effective Date, and will not seek such reinstatement, appointment or retention in the future with Simon, and Simon shall not take any action, direct or indirect, to interfere with Executive's new employment and/or business ventures. In this regard, Executive shall be free to engage in any business she may choose, including the solicitation of employees and business accounts (e.g. Thermofork and M.T.R.) of Simon; provided, however, that in exchange for the consideration to be provided to her hereunder (including, without limitation, the Settlement Payment set forth below), Executive covenants:
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             (a) that during the six (6)-month time period immediately following the Effective Date, Executive will not employ any of the following employees of Simon Marketing (Hong Kong) Limited, or directly or indirectly induce or seek to induce any of these employees to terminate their employment with Simon Marketing (Hong Kong)
             Limited: Raymond Chong, Liza To, Andy So, Irene Leung, Rowena Tse and Kitty Wan; provided, however, that this restriction shall not continue to apply in the event that Simon Marketing (Hong Kong) Limited ceases its operations prior to the expiration of this six-month period; and provided further that if any of the aforementioned employees is terminated involuntarily by Simon Marketing (Hong Kong) Limited prior to the expiration of this six-month period, Executive thereafter shall not be restricted from employing him or her;

             (b) that if, at any time following the Effective Date, Executive employs, or is employed by any entity that employs, any of the six persons identified in the foregoing subparagraph (a), Executive shall exercise her best efforts, upon reasonable advance notice by Simon, to make any such persons reasonably available during normal business hours to assist Simon in connection with any ongoing lawsuits or other legal matters of which they have knowledge; provided, that, if requested by Executive, Simon shall reimburse such persons' employer, at their then-current hourly rates of compensation, for the time devoted by them to such assistance; and

             (c) that until all disputes between McDonald's Corporation ("McDonald's") and its affiliates on the one hand and Simon and its affiliates on the other hand have been finally resolved through a settlement or a final court judgment, she will not, without the prior written consent of Simon, on her own behalf or on behalf of any person, firm or company, directly or indirectly, consult or contact McDonald's or any of its subsidiaries, affiliates, associated companies, suppliers or agents with respect to any matter relating to McDonald's; provide service to, or solicit or seek to procure orders from or do business with McDonald's; or sell, provide or cause to be manufactured any toys, promotional premiums, or other goods for sale or distribution by McDonald's or any of its restaurants anywhere in the world.

         3. PAYMENT. Upon execution of this Agreement, Simon Marketing (Hong Kong) Limited shall deliver to Executive a lump-sum payment in the gross amount of $759,082 (U.S. Dollars), less required payroll deductions, as a settlement payment (the "Settlement Payment") in resolution of all actual and potential disputes among the parties, excepting Executive's indemnification rights. Executive shall be authorized to cause Simon Marketing (Hong Kong) Limited to issue her a check for the Settlement Payment, and Simon shall exercise its best efforts to ensure that sufficient funds are maintained in the bank account of Simon Marketing (Hong Kong) Limited to cover the amount of such check. The Settlement Payment shall be deemed inclusive of any amounts otherwise due or that may otherwise have become due to Executive for any bonus entitlements relating to previous services, for any expenses of any description incurred by Executive on or after the Effective Date, for any severance pay or vacation pay obligations, as well as for any other rights, benefits or entitlements Executive may have under the Employment Agreement (including, without limitation, any Contingent Payment Amounts, as defined therein), or any other

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agreement, promise, pledge, commitment or obligation of any description;
provided, however, nothing herein shall reduce Executive's indemnification rights, and unpaid business expense reimbursements incurred on or before the Effective Date. Executive shall deliver all business expense reimbursement requests and supporting documentation to Simon on or prior to the Effective Date, and the expense reimbursements thereafter shall be promptly provided to Executive (so long as such expenses are in accordance with Simon policy). The Settlement Payment reflects a $200,000 (U.S. Dollars) reduction which is in partial consideration of Executive's right to engage in any business of her choice and do business with former and current clients and employees of Simon, except as limited by Paragraph 2 hereof.

         4. PENSION ARRANGEMENTS. Upon execution of this Agreement, Executive shall notify the pension fund service provider(s) of Simon and take all other action as may be necessary to terminate Simon's participation in any pension arrangement to which she is or was a beneficiary during her employment with Simon, and Simon shall not be obligated to make any further contributions to such arrangement following the Effective Date. The amounts that have been contributed to the pension plan by Executive and by Simon on Executive's behalf shall be released to Executive in accordance with the plan provider's normal procedures, and Simon hereby releases and conveys to Executive all of its right, title and interest in those amounts.

         5. INSURANCE POLICIES. Executive shall notify the insurance service provider(s) and take all other action and sign all such documents as may be necessary to terminate her coverage by or participation in the group life, medical, dental, disability, maternity or other group insurance plans or policies, or other similar plans or benefits, as are currently provided by Simon to Executive, including but not limited to the policies listed in Schedule B hereto. Executive shall also repay or cause to be repaid to Simon any premium payment(s) for any period after March 7, 2002 made by Simon on behalf of Executive to the insurance service provider(s).

         6. STAFF QUARTER. Simon acknowledges that Executive has vacated possession of the staff quarters at 10th Floor, Eva Court, No. 36, MacDonnell Road, Hong Kong (the "Premises"). On execution hereof, Executive shall return all keys and car parking labels (if any) of the Premises to Simon or such other party as directed by Simon and take such action as is reasonably necessary with the landlord to terminate the lease.

         7. COMPANY PROPERTY. Subject to Paragraph 9, on or before the Effective Date, Executive shall return to Simon or such other party as directed by Simon all property belonging to Simon including keys, documents, records, photographs and any other property all of which were supplied to Executive to enable her to perform her duties as an employee of Simon.

         8. CREDIT CARDS. On or before the Effective Date, Executive shall return to Simon or such other parties as directed by Simon all credit cards supplied and issued to Executive during her employment with Simon. Executive shall, on or before the Effective Date, file a final expense report with Simon and shall repay forthwith to Simon any outstanding amounts due to Simon in respect of the credit cards supplied or issued to


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Executive for any amounts not attributable to expenses properly incurred by
Executive in her capacity as an employee of Simon.

         9. OTHER ASSETS. The Landcruiser and 1994 Mercedes Benz (E220) have been purchased by Executive from Simon at current fair market value. Simon and Executive have previously entered into an Assignment Agreement dated February 2, 2002 for the assignment of certain of Simon's furniture and equipment, which sale was at current fair market value.

         10. INDEMNITY. Simon shall continue in effect, and arrange at its expense for Executive to receive the benefit of the same indemnity agreements, arrangements and insurance policies to the broadest extent currently afforded, and as may, on or after the Effective Date, be afforded, to the other officers and/or directors of the Company.

         11. CONFIDENTIAL INFORMATION. Executive will not at any time, directly or indirectly, disclose or divulge, any Confidential Information (as hereinafter defined) acquired by her during or in connection with her employment with Simon. As used herein "Confidential Information" means all trade secrets of Simon and all other information relating to Simon's business that Simon treats as confidential, including information of others that Simon has agreed to keep confidential; provided, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of Executive or which Executive is required to disclose by legal process or to defend herself in legal proceeding. Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information, except nothing herein is intended to preclude Executive after termination of her employment with Simon from being employed in a similar capacity by others or for her own account and from using the business techniques, knowledge, marketing skills and contacts and relationships which Executive possesses.

         12. THERMOFORK. As of the Effective Date, all purchase orders previously accepted by Simon Marketing (Hong Kong) Limited for Thermofork products have been shipped to Simon Marketing (Hong Kong) Limited's customers, and there are no outstanding purchase orders obligating Simon Marketing (Hong
Kong) Limited to manufacture or ship Thermofork products to any person, firm or entity. Simon shall be entitled to receive any and all payments that may remain to be made by customers with respect to such past purchase orders. In the event that Executive accepts any future purchase orders for Thermofork products, Executive shall be solely responsible for fulfilling such orders and shall be entitled to receive all revenues derived therefrom.

         13. RELEASE BY EXECUTIVE. In consideration for her receipt of the Settlement Payment, except for those obligations created by or arising out of this Agreement, including the indemnification obligations of Simon as set forth in Paragraph 10 of this Agreement, Executive hereby covenants not to sue and fully releases and discharges Simon, and its parent, subsidiary and affiliated entities, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them (hereinafter together and collectively referred to as the "Simon Releasees"), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, the terminated and released rights and obligations set forth in Paragraph 2 hereof, covenants, actions, suits,

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causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which she now owns or holds or has at any time heretofore owned or held or may in the future hold as against said Simon Releasees, arising out of or in any way connected with her employment relationship with Simon or the termination thereof, her stockholder status, her Board of Directors status or any other transactions, occurrences, acts or omissions or any loss, damage or injury of any nature or cause whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Simon and/or the Simon Releasees, or any of them, committed or omitted on or prior to the Effective Date, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act and the Age Discrimination in Employment Act (collectively "Executive Claims"). The foregoing release and covenant not to sue shall not extend to Ronald Burkle; The Yucaipa Companies, LLC; Overseas Toys, L.P.; OA3, LLC; or Multi-Accounts, LLC.

         14. RELEASE BY SIMON. Except for Criminal Felony Conviction Act(s), as defined at the end of this paragraph, and except for those obligations created by or arising out of this Agreement, Simon, on its own behalf and on behalf of its subsidiaries, hereby fully releases and discharges, and covenants not to sue, Executive and/or her descendents, dependents, heirs, executors, administrators, assigns and successors, past and present, and each of them (the "Executive Releasees"), with respect to and from any and all claims, agreements, obligations, losses, liens, damages, injuries, causes of action, rights, demands, contracts, the terminated and released rights and obligations set forth in Paragraph 2 hereof, covenants, actions, suits, debts, costs, expenses, attorneys' fees, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds or has at any time owned or held or may in the future hold against Executive and/or the Executive Releasees, resulting from any act or omission by or on the part of Executive and/or the Executive Releasees, or any of them, committed or omitted on or prior to the Effective Date, including but not limited to any and all claims arising out of or in any way connected with Executive's employment relationship with Simon, or any other occurrences, acts or omissions, or any loss, damage or injury of any nature or cause whatsoever, known or unknown, suspected or unsuspected, hidden or concealed, which Simon now owns or holds or has at any time heretofore owned or held as against Executive and/or the Executive Releasees (collectively "Simon Claims"). Criminal Felony Conviction Act(s) shall mean specific act(s) willfully and knowingly committed by Executive between May 8, 1997 and the Effective Date, which result in a final criminal felony conviction of Executive in a court of competent jurisdiction.

         15. MUTUAL WAIVER OF CIVIL CODE SS. 1542. It is the intention of Simon and Executive in executing the releases in Paragraphs 13 and 14, that said releases shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, each hereby knowingly, intentionally, voluntarily, and expressly waives any and all rights and benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this

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Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Simon and Executive each acknowledge that she or it may hereafter discover claims or facts in addition to or different from those which she or it now knows or believes to exist with respect to the subject matter of this Agreement or otherwise and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, each hereby knowingly, intentionally, voluntarily, and expressly waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Each acknowledges that she or it understands the significance and consequence of such release and such specific waiver of SECTION 1542.

         Simon and Executive also knowingly, intentionally, voluntarily, and expressly waive any and all rights and benefits conferred by law of any state or territory of the United States or any foreign country or principle of common law that is similar to SECTION 1542 OF THE CALIFORNIA CIVIL CODE.

         16. NO ASSIGNMENT OR TRANSFER. Simon warrants and represents that it has not heretofore assigned or transferred to any person not a party to this Agreement any Simon Claim or any part or portion thereof, and Executive warrants and represents that she has not heretofore assigned or transferred to any person not a party to this Agreement any Executive Claim or any part or portion thereof. Simon and Executive shall each defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

         17. ENTIRE AGREEMENT. This instrument constitutes and contains the entire agreement and understanding concerning Executive's employment, termination from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document. It can be amended only by a written instrument executed by Executive and by a duly authorized officer of Simon.

         18. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce


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each and every provision in accordance with the terms of this Agreement. Any waiver must be in writing signed by the party making the waiver.

         19. CHOICE OF LAW. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

         20. CONSTRUCTION OF AGREEMENT. Each party has cooperated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         22. ADVICE. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

         23. CONFIDENTIALITY. Executive agrees not to talk about, write about, or otherwise disclose the terms or existence of this Agreement or any fact concerning its negotiation, execution or implementation to any person (other than her immediate family, attorney or tax advisor), firm or corporation unless required by federal, state or local law or court order.

         24. COOPERATION. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms. Executive covenants to do all such other reasonable acts, to deliver all such other documents and to provide all reasonably necessary assistance and cooperation as may be reasonably required by Simon in connection with the termination of her employment and separation from Simon. Executive also agrees to provide reasonably necessary assistance and cooperation in connection with the claims made by Simon and McDonald's against one another, as well as in connection with any other legal matters concerning which Executive has knowledge by virtue of her employment with Simon.

         25. NO DISPARAGEMENT. Executive agrees that she will not at any time, orally or in writing, defame or intentionally make disparaging remarks that could be expected to have a material adverse impact on the business reputation or prospects of Simon, except as may be required by law. Simon agrees that its officers and directors, as well as any individual consultant engaged by its Board of Directors, will not at any time, orally or in writing, defame or intentionally make disparaging remarks that could be expected to have a material adverse impact on the business reputation or prospects of Executive, except as may be required by law. The sole and exclusive remedy for breach of this Paragraph 25 shall be direct money damages only.


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         26.      AUTHORITY. Simon and Executive each represent to the other and agree that she or it has the full right and authority to enter into this Agreement, and that the person executing this Agreement has the full right and authority to fully commit and bind such party or person.

         27. CHALLENGE TO AGREEMENT. Simon, at its sole expense, agrees to timely contest any challenge by a third party to the validity of one or more provisions of this Agreement in any proceeding in which a challenge is made, provided that, in Simon's reasonable judgment upon consultation with counsel, Simon's contesting such challenge would be reasonably supported by applicable law. In such event, Simon shall take such action as may be necessary to support the validity of this Agreement, all at Simon's sole expense, including but not limited to instructing its lawyers to file papers and make arguments in the proceedings in support of the validity of this Agreement and each of its provisions.

         28. SEVERABILITY. If any provision of this Agreement other than Paragraph 3 ("Payment"), Paragraph 13 ("Release by Executive") or Paragraph 14 ("Release by Simon") is determined by a court of competent jurisdiction to be unlawful, void or for any reason unenforceable, in whole or part, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement. Should Paragraph 3, 13 or 14 be determined by a court of competent jurisdiction to be unlawful, void or for any reason unenforceable, in whole or part, this Agreement and all of its provisions shall be voidable at the option of the injured party.

         29. DISPUTE RESOLUTION. Any dispute or claim relating to the enforcement or any alleged breach of this Agreement shall be resolved exclusively through final and binding arbitration before a neutral arbitrator, pursuant to the Employment Arbitration Rules of the American Arbitration Association. Any arbitration proceeding initiated hereunder shall take place in Los Angeles, California, unless within one week following the parties' execution of this Agreement, Executive initiates an arbitration proceeding alleging that Simon has wrongfully failed to deliver the Settlement Payment, in which event the arbitration proceeding shall take place in Hong Kong. The costs of any arbitration proceeding (including the arbitrator's fees) initiated hereunder shall be borne equally by the parties, and the prevailing party in any proceeding shall be entitled to recover her or its reasonable costs and expenses, including reasonable attorneys' fees and travel costs, incurred in presenting her or its case in the arbitration proceeding.

         30. NO ADMISSIONS. Each of the parties hereto expressly agrees and acknowledges that this Settlement Agreement represents a settlement of disputed claims and that, by entering into this Settlement and General Release Agreement, no party hereto admits or acknowledges the existence of any claim or wrongdoing on her or its part.


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         EXECUTED on the date first above written at Hong Kong.


                                     By
                                       -----------------------------------------
                                              Vivian Foo

         EXECUTED on the date first above written at Los Angeles, California.

                                     Simon Worldwide, Inc.. Simon Marketing, Inc



                                     By
                                       -----------------------------------------
                                              For the Board


                                     Simon Marketing (Hong Kong) Limited



                                     By
                                       -----------------------------------------
                                              For the Board, Allan Brown



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